Exhibit 99.1
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NEWMIL BANCORP, INC.
19 Main Street New Milford, Connecticut 06776
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS —                      ___, 2006
     The undersigned stockholder of NewMil Bancorp, Inc. hereby appoints                      and                      and each of them the proxies of the undersigned with full power of substitution to vote all the shares of NewMil Bancorp, Inc. held of record by the undersigned on                      ___, 2006, at the Special Meeting of Stockholders of the Corporation to be held at the Candlewood Valley Country Club, in New Milford, Connecticut, at 9:30 a.m. on ___day,                      ___, 2006, and at any adjournment(s) thereof, with all the powers which the undersigned would have if personally present, hereby revoking any proxy theretofore given. A majority of said proxies or their substitutes who attend the meeting (or if only one shall be present, then that one) may exercise all of the powers hereby granted.
     This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder. If no specification is made, this proxy will be voted “FOR” the proposal to approve and adopt the agreement and plan of merger, dated as of April 24, 2006, by and between Webster Financial Corporation and NewMil Bancorp, Inc. If any other business is properly presented at this Special Meeting, or any adjournment(s) thereof, this proxy will be voted in accordance with the determination of a majority of the Board of Directors.
THIS PROXY IS CONTINUED ON THE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF APRIL 24, 2006, BY AND BETWEEN WEBSTER FINANCIAL CORPORATION AND NEWMIL BANCORP, INC.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1. To approve and adopt the agreement and plan of merger, dated as of April 24, 2006, by and between Webster Financial Corporation and NewMil Bancorp, Inc. ☐ FOR ☐ AGAINST ☐ ABSTAIN
2.  To transact any other business that properly comes before the special meeting, or any adjournments or postponements thereof.

Only stockholders of record at the close of business on                      ___, 2006, are entitled to notice of and to vote at this meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN REVOKE YOUR PROXY AND VOTE IN PERSON.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date	Signature of Stockholder	Date

Note: Please sign exactly as you name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.